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                                                                   EXHIBIT 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 19, 1999 with respect to the financial statements of Neoforma.com, Inc. included in the Final Registration Statement No. 333-89077 (Form S-1), filed with the Securities and Exchange Commission on January 24, 2000, and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

San Jose, California
January 21, 2000